CUSTODY AGREEMENT BETWEEN

THE HUNTINGTON NATIONAL BANK AND

MUTUAL FUND SERIES TRUST

APPENDIX B

Series of the Trust

Amended as of August 16, 2017

Domestic Fee Schedule A	Domestic Fee Schedule B
AlphaCentric Asset Rotation Fund	AlphaCentric Income Opportunities Fund
Catalyst/Groesbeck Growth of Income Fund	Catalyst Intelligent Alternative Fund
Catalyst/MAP Global Balanced Fund	Catalyst Time Value Trading Fund
Catalyst/MAP Global Equity Fund	Catalyst Hedged Futures Strategy Fund
Catalyst Dynamic Alpha Fund	Catalyst Insider Buying Fund
Catalyst/CP World Equity Fund	Catalyst Insider Income Fund
Catalyst/CP Focus Large Cap Fund	Catalyst Insider Long/Short Fund
Catalyst/CP Focus Mid Cap Fund	Catalyst Macro Strategy Fund
Day Hagan Tactical Allocation Fund	Catalyst Small-Cap Insider Buying Fund
AlphaCentric Bond Rotation Fund	Catalyst Hedged Insider Buying Fund
Catalyst Buyback Strategy Fund
Catalyst Exceed Defined Risk Fund
Catalyst/ Exceed Defined Shield Fund
Catalyst/Lyons Tactical Allocation Fund
Catalyst/Princeton Floating Rate Income Fund
Catalyst/Princeton Hedged Income Fund
Catalyst/Princeton Credit Opportunity Fund
Catalyst/SMH High Income Fund
Catalyst/SMH Total Return Income Fund
Catalyst Tactical Hedged Futures Strategy Fund
Catalyst/Stone Beach Income Opportunity Fund
Camelot Premium Return Fund
Camelot Excalibur Small Cap Income Fund
Day Hagan Tactical Dividend Fund
Empiric 250 Fund
Eventide Gilead Fund
Eventide Healthcare and Life Sciences Fund
JAG Large Cap Growth Fund
Catalyst MLP & Infrastructure Fund
Eventide Multi-Asset Income Fund
Catalyst/Auctos Managed Futures Multi-Strategy Fund
Catalyst Hedged Commodity Strategy Fund
Catalyst IPOx Allocation Fund
Catalyst/Millburn Hedge Strategy Fund
AlphaCentric Hedged Market Opportunity Fund
Catalyst Time Value Trading Fund
Catalyst Hedged Futures Strategy Fund
Day Hagan Hedged Strategy Fund
AlphaCentric Global Innovations Fund
Eventide Global Dividend Opportunities Fund

Approved by:

Mutual Fund Series Trust	Huntington National Bank

/s/ Jerry Szilagyi	/s/ Kevin Speert

Jerry Szilagyi, Trustee	Kevin Speert, Vice President

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